Exhibit 1.1

Executive version

LAREDO PETROLEUM, INC.

An aggregate number of shares of Common Stock

having an aggregate gross sales price of up to $75,000,000

EQUITY DISTRIBUTION AGREEMENT

Dated: February 23, 2021

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Form of Opinion of General Counsel
Exhibit G	–	Officer Certificate
Exhibit H	–	Issuer Pricing Free Writing Prospectus

ii

LAREDO PETROLEUM, INC.

An aggregate number of shares of Common Stock

having an aggregate gross sales price of up to $75,000,000

EQUITY DISTRIBUTION AGREEMENT

February 23, 2021

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Laredo Petroleum, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Wells Fargo Securities, acting as agent and/or principal, up to a number of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sale price of up to $75,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Wells Fargo Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Wells Fargo Securities will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to Wells Fargo Securities as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-230427), including a base prospectus, relating to certain securities, including the Securities that may be issued from time to time by the Company pursuant to this Agreement, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Wells Fargo Securities, for use by Wells Fargo Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Wells Fargo Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such exhibit), and shall be addressed to each of the individuals from Wells Fargo Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time. To the extent that the Common Stock is not, at the time of delivery of the Placement Notice, an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Placement Notice must be delivered at least three (3) Business Day in advance of the sale date. If Wells Fargo Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion following discussion with the Company) or, following discussion with the Company, wishes to accept amended terms, Wells Fargo Securities will, promptly, but in no event later than 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to Wells Fargo Securities, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Wells Fargo Securities set forth on Exhibit B, setting forth the terms that Wells Fargo Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Wells Fargo Securities until the Company delivers to Wells Fargo Securities an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Wells Fargo Securities set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Wells Fargo Securities’ acceptance of the terms of the Placement Notice or upon receipt by Wells Fargo Securities of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those of the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Wells Fargo Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Wells Fargo Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Wells Fargo Securities and either (i) Wells Fargo Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by Wells Fargo Securities.

Subject to the provisions of Section 6(a), Wells Fargo Securities, for the period specified in the Placement Notice, will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Wells Fargo Securities will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Wells Fargo Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Wells Fargo Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may offer and sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made by ordinary brokers’ transactions through the facilities of the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise agreed with Wells Fargo Securities. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may also offer and sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales. The Company or Wells Fargo Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a)               Representations and Warranties by the Company. The Company represents and warrants to Wells Fargo Securities as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(p) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Wells Fargo Securities, as follows:

(1)               Prospectus. No order preventing or suspending the use of any Prospectus has been issued by the Commission, and each Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act, and no Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by Wells Fargo Securities expressly for use in any Prospectus; it being understood and agreed upon that the only such information furnished by Wells Fargo Securities consists of (i) Wells Fargo Securities’ name and (ii) the statement that the sales agent will not engage in any transactions that stabilize the common stock information appearing in the final sentence of the second paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus dated as of February 23, 2021 (the “Agent Information”).

(2)               Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than Wells Fargo Securities in its capacity as such) have not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Exhibit H hereto, each electronic road show and any other written communications approved in writing in advance by Wells Fargo Securities. No such Issuer Free Writing Prospectus conflicts with the information set forth in the Registration Statement. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, and as of the date of filing will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished to the Company in writing by Wells Fargo Securities expressly for use in such Issuer Free Writing Prospectus or Prospectus, it being understood and agreed that the only such information furnished by Wells Fargo Securities consists of the Agent Information.

(3)               Registration Statement and Prospectus. The Registration Statement became effective upon filing with the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the date of filing the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by Wells Fargo Securities expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by Wells Fargo Securities consists of the Agent Information.

(4)               Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5)               Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(6)               Financial Statements. The historical financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. All other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(7)               Organization and Good Standing. The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by Company and its subsidiaries of their respective obligations under the Existing Credit Agreement or the Existing Indentures (each as defined below) (a “Material Adverse Effect”). Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, any association or other entity, other than subsidiaries and other entities in Exhibit D to this Agreement. Any subsidiaries of the Company that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S X are listed on Exhibit D hereto under the caption “Material Subsidiaries.”

(8)               Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interests of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof included or incorporated by reference in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and limited to the extent set forth in each subsidiary’s organizational documents) and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may exist pursuant to the Existing Credit Agreement.

(9)               Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) was granted in accordance with the requirements of Section 422 of the Code, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(10)           Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(11)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock of the Company (other than the issuance of shares of common stock, par value $0.01 per share, of the Company upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries (other than immaterial changes), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) none of the Company or its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) none of the Company or its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(13)           No Violation or Default. None of the Company or its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which any of the Company or its subsidiaries is bound or to which any of the property or assets of any of the Company or its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(14)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that has been consented to or waived in writing prior to the date hereof or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(15)           No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (each, a “Consent”) is required in connection with (i) the offering, issuance and sale by the Company of the Securities, (ii) the execution, delivery and performance by the Company of this Agreement, (iii) the consummation of the transactions contemplated hereby, or (iv) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Prospectus, except for such Consents (A) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws, and by the NYSE and FINRA, in connection with the purchase and sale of the Securities by Wells Fargo Securities, (B) that have been, or prior to the date of filing, will be, obtained, or (C) that, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(16)           Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Company or its subsidiaries is a party or to which any property of any of the Company or its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company and its subsidiaries, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(17)           Independent Accountants. Grant Thornton LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(18)           Independent Reserve Engineers. Ryder Scott Company, L.P., who has prepared the reserve reports and estimates of proved reserves disclosed in the Registration Statement and the Prospectus, has represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to the Company and each of its subsidiaries within the applicable rules and regulations adopted by the Commission and as required by the Securities Act for the periods set forth in the Prospectus.

(19)           Information Underlying Reserve Reports. The oil and natural gas proved reserve estimates of the Company and its subsidiaries contained in the Registration Statement and the Prospectus are derived from reports that have been prepared by Ryder Scott, and such estimates fairly reflect, in all material respects, the oil and natural gas proved reserves attributable to the Company and its subsidiaries at the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. Nothing has come to the Company’s attention which would cause the Company to revise downward by any material amount the oil and natural gas proved reserve estimates of the Company and its subsidiaries contained in the Registration Statement and the Prospectus.

(20)           Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company or its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) exist pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions signatory thereto (as amended, the “Existing Credit Agreement”).

(21)           Title to Oil and Gas Properties. The Company and each of its subsidiaries has good and defensible title to all of the oil and gas properties in each case free and clear of all liens, encumbrances and defects, owned by each of them except (i) such as are described in the Registration Statement and the Prospectus, (ii) such as are permitted under the Existing Credit Agreement, or (iii) such as do not materially affect the value of the properties and do not materially interfere with the use of the properties of the Company and its subsidiaries taken as a whole; and all of the leases and subleases under which any of the Company or its subsidiaries holds or uses properties described in the Registration Statement and the Prospectus are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Company or its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of any of the Company or any of its subsidiaries thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(22)           Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its subsidiaries to conduct their respective businesses in the manner described in the Registration Statement and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The rights-of-way owned by the Company and its subsidiaries are subject only to such qualifications, reservations and encumbrances as may be set forth in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(23)           Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted and as disclosed in the Prospectus, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Neither the Company nor its subsidiaries have received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision or ruling, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(24)         No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Company or its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(25)          Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities as described in the Registration Statement and the Prospectus and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus, the Company will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(26)           Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against any of the Company or any of its subsidiaries or any of their respective properties or assets.

(27)          Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, none of the Company or its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(28)           No Labor Disputes. No labor disturbance by or dispute with employees of any of the Company or its subsidiaries exists or, to the knowledge of the Company or its subsidiaries, is contemplated or threatened, and none of the Company or any of its subsidiaries are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their respective principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(29)           Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any of the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against any of the Company or its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (b) the Company and each of its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(30)           Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company or any of its subsidiaries, any other entity (including any predecessor) for whose acts or omissions any of the Company or its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials and brine, which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(31)           Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that has not resulted in or could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that has resulted in or could reasonably be expected to result in material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) except as otherwise disclosed in the Registration Statement and the Prospectus, the fair market value of the assets of each Plan that is required to be funded by applicable law exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(32)           No Registration Rights.  Except as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission.

(33)           Disclosure Controls. Except as disclosed in the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Exchange Act, as applicable, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management of the Company and its subsidiaries as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(34)           Accounting Controls. Except as disclosed in the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company and its subsidiaries’ collective ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company or its subsidiaries’ internal controls over financial reporting.

(35)           eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(36)           Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated; and none of the Company or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(37)           No Unlawful Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company or its subsidiaries, any director, officer or employee of the Company or any of its subsidiaries, or any agent, affiliate, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. In no event shall any person or entity be deemed to be an “affiliate” of any of the Company or its subsidiaries for purposes of this Section 5(a)(37) solely by virtue of being controlled by or under common control with Warburg Pincus LLC or any of its affiliates (other than the Company or its subsidiaries).

(38)           Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(39)           No Conflicts with Sanctions Law. None of the Company or any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any director, officer or employee of any of the Company or any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or other person associated with or acting on behalf of any of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, “Sanctions”), nor is any of the Company or its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Venezuela, and Crimea (each, a “Sanctioned Country”); and none of the Company or any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country. In no event shall any person or entity be deemed to be an “affiliate” of the Company or any of its subsidiaries for purposes of this Section 5(a)(39) solely by virtue of being controlled by or under common control with Warburg Pincus LLC or any of its affiliates (other than the Company or its subsidiaries).

(40)           No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for such prohibitions as exist pursuant to the Existing Credit Agreement or the Existing Indentures or as are otherwise disclosed in the Registration Statement and the Prospectus.

(41)           No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Company or any of its subsidiaries or Wells Fargo Securities for a brokerage commission, finder’s fee or like payment to any person other than Wells Fargo Securities and their respective affiliates in connection with the offering and sale of the Securities.

(42)           No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(43)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(44)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused any of the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(45)           Sarbanes-Oxley Act. Except as disclosed in the Prospectus, to the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the directors or officers of the Company, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(46)           Regulation M. The “public float value” of the Common Stock as determined in the manner set forth in Rule 100 of Regulation M under the Exchange Act is $25 million or more, and the average daily trading volume or “ADTV,” as such term is defined in Rule 100 of Regulation M under the Exchange Act, of the Common Stock is $100,000 or more.

(47)           Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Wells Fargo Securities.

(48)           Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to Wells Fargo Securities hereunder.

(49)           Proprietary Trading by Wells Fargo Securities. The Company acknowledges and agrees that Wells Fargo Securities has informed the Company that Wells Fargo Securities may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Wells Fargo Securities and the Company in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Wells Fargo Securities may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(50)           FINRA Matters. All of the information provided to Wells Fargo Securities or to counsel for Wells Fargo Securities by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct. To the knowledge of the Company, no director or officer of the Company has any association with any FINRA member.

(51)          Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to Wells Fargo Securities. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to Wells Fargo Securities, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(52)           Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by Wells Fargo Securities the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify Wells Fargo Securities, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in a form satisfactory to Wells Fargo Securities, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify Wells Fargo Securities of such effectiveness. The Company and its subsidiaries will take all other actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(53)           Status under the Securities Act. (A) At the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(54)           Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(55)           Cyber Security. (a) (i) to the knowledge of the Company or any of its subsidiaries, there has been no material security breach or incident, or other compromise of or relating to any of the Company or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (b) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as, in the case of this clause (b), would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (c) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(56)           Regulations T, U, X. None of the Company or any of its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(57)           NYSE. The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(b)               Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Wells Fargo Securities or to counsel for Wells Fargo Securities shall be deemed a representation and warranty by the Company to Wells Fargo Securities as to the matters covered thereby.

SECTION 6. Sale and Delivery to Wells Fargo Securities; Settlement.

(a)               Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Wells Fargo Securities’ acceptance of the terms of a Placement Notice or upon receipt by Wells Fargo Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Wells Fargo Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Wells Fargo Securities will be successful in selling Placement Securities, (ii) Wells Fargo Securities will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wells Fargo Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Wells Fargo Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)               Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Wells Fargo Securities at which such Placement Securities were sold, after deduction for (i) Wells Fargo Securities’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Wells Fargo Securities hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)               Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Wells Fargo Securities’ or its designee’s account (provided Wells Fargo Securities shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Wells Fargo Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereof, it will (i) hold Wells Fargo Securities harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to Wells Fargo Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)               Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Wells Fargo Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Wells Fargo Securities in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(e)               Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct Wells Fargo Securities to offer or sell, any Securities through Wells Fargo Securities as agent (and, by notice to Wells Fargo Securities given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and Wells Fargo Securities shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(e)(1) hereof, at any time during the period commencing on the 10th Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1)               If the Company wishes to offer or sell Securities to Wells Fargo Securities as agent at any time during the period from and including an Earnings Announcement date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to Wells Fargo Securities (with a copy to counsel to Wells Fargo Securities) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Wells Fargo Securities, and, prior to its filing, obtain the written consent of Wells Fargo Securities to such filing (which consent shall not be unreasonably withheld), (ii) provide Wells Fargo Securities with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(p), (q) and (r), respectively, hereof, (iii) afford Wells Fargo Securities the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(p), (q) and (r), respectively, hereof, and (B) this Section 6(e)(1) shall in no way affect or limit the operation of clause (i) of Section 6(e) hereof, which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with Wells Fargo Securities as follows:

(a)               Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Wells Fargo Securities promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Wells Fargo Securities’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Wells Fargo Securities’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Wells Fargo Securities (provided, however, that the failure of Wells Fargo Securities to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Wells Fargo Securities within a reasonable period of time before the filing and Wells Fargo Securities has not reasonably objected thereto (provided, however, that the failure of Wells Fargo Securities to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Wells Fargo Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)               Notice of Commission Stop Orders. The Company will advise Wells Fargo Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.

(c)               Delivery of Registration Statement and Prospectus. The Company will furnish to Wells Fargo Securities and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Wells Fargo Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Wells Fargo Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wells Fargo Securities or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Wells Fargo Securities such number of copies of such amendment or supplement as Wells Fargo Securities may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)               Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Wells Fargo Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wells Fargo Securities may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)                Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Wells Fargo Securities the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)               Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)             Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)                 Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)                 Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)               Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)                 Notice of Other Sales. The Company will not, without (i) giving Wells Fargo Securities at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) Wells Fargo Securities suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by Wells Fargo Securities in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through Wells Fargo Securities pursuant to this Agreement, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(m)             Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Wells Fargo Securities promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Wells Fargo Securities pursuant to this Agreement.

(n)               Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Wells Fargo Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Wells Fargo Securities may reasonably request.

(o)               Disclosure of Sales. To the extent required under the applicable form, the Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through Wells Fargo Securities, the Net Proceeds to the Company and the compensation payable by the Company to Wells Fargo Securities with respect to such Placement Securities sold during the period that corresponds to such reports.

(p)               Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1)               each time the Company:

(i)                 files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)              files an annual report on Form 10-K under the Exchange Act;

(iii)            files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)             files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2)               at any other time reasonably requested by Wells Fargo Securities (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(p) shall be a “Representation Date”), the Company shall furnish Wells Fargo Securities with a certificate, in the form attached hereto as Exhibit G within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Wells Fargo Securities with a certificate under this Section 7(p), then before the Company delivers the Placement Notice or Wells Fargo Securities sells any Placement Securities, the Company shall provide Wells Fargo Securities with a certificate, in the form attached hereto as Exhibit G, dated the date of the Placement Notice.

(q)               Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G for which no waiver is applicable, the Company shall cause to be furnished to Wells Fargo Securities (i) a written opinion and negative assurance letter of Akin Gump Strauss Hauer & Feld LLP (“Company Counsel”), or other counsel reasonably satisfactory to Wells Fargo Securities, in form and substance reasonably satisfactory to Wells Fargo Securities and its counsel, dated the date that the opinion is required to be delivered, the opinion of which is substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, (ii) a written opinion of Mark D. Denny, Senior Vice President and General Counsel of the Company (the “General Counsel”), or other counsel reasonably satisfactory to Wells Fargo Securities, in form and substance reasonably satisfactory to Wells Fargo Securities and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F; provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel and the General Counsel may furnish Wells Fargo Securities with a letter to the effect that Wells Fargo Securities may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided further, however, that the obligation of the Company under this Section 7(q) shall be deferred during any suspension period as described in Section 4.

(r)                Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Wells Fargo Securities letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance reasonably satisfactory to Wells Fargo Securities, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)                Opinion of Counsel for Wells Fargo Securities. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G for which no waiver is applicable, Wells Fargo Securities shall have received the favorable written opinion and negative assurance letter or opinions of Paul Hastings LLP, counsel for Wells Fargo Securities, dated such date, with respect to such matters as Wells Fargo Securities may reasonably request.

(t)                 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Wells Fargo Securities; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(u)               Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(v)               Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w)             Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(x)               Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(y)               No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Wells Fargo Securities in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Wells Fargo Securities in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Wells Fargo Securities as principal or agent hereunder.

(z)               Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

SECTION 8. Payment of Expenses.

(a)               Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Wells Fargo Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Wells Fargo Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Wells Fargo Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Wells Fargo Securities in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (such fees and disbursements of counsel for Wells Fargo Securities not to exceed $10,000), (vi) the printing and delivery to Wells Fargo Securities of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Wells Fargo Securities to investors, (vii) the preparation, printing and delivery to Wells Fargo Securities of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Wells Fargo Securities in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and disbursements of counsel for Wells Fargo Securities not to exceed $10,000), (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) the disbursements of counsel for Wells Fargo Securities in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel). In addition to (v) and (ix) above, the Company shall reimburse Wells Fargo Securities for the out-of-pocket reasonable fees and disbursements of Wells Fargo Securities’ counsel actually incurred, up to a maximum aggregate amount of $100,000 through February 23, 2021, and up to a maximum aggregate amount of $20,000 for each quarterly period thereafter, in each case, to the extent that the Company does not sell a number of Securities having an aggregate gross sales price of $50,000,000 by February 23, 2022.

(b)               Termination of Agreement. If this Agreement is terminated by Wells Fargo Securities in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse Wells Fargo Securities for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for Wells Fargo Securities.

SECTION 9. Conditions of Wells Fargo Securities’ Obligations. The obligations of Wells Fargo Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b)               No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               No Misstatement or Material Omission. Wells Fargo Securities shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Wells Fargo Securities’ reasonable opinion is material, or omits to state a fact that in Wells Fargo Securities’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)               Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)               Opinion of Counsel for Company. Wells Fargo Securities shall have received the favorable opinion and negative assurance letter of Company Counsel, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(f)                Representation Certificate. Wells Fargo Securities shall have received the certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(g)               Accountant’s Comfort Letter. Wells Fargo Securities shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h)               Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(i)                 No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                 No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k)               Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(p), counsel for Wells Fargo Securities shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l)                 Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)             Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Wells Fargo Securities by written notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 15 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a)               Indemnification by the Company. The Company agrees to indemnify and hold harmless Wells Fargo Securities, its directors, its officers, its affiliates (as such term is defined in Rule 501(b) of the Securities Act), and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.

(b)               Indemnification by Wells Fargo Securities. Wells Fargo Securities agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Wells Fargo Securities; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Wells Fargo Securities on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Wells Fargo Securities on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and Wells Fargo Securities on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by Wells Fargo Securities, bear to the aggregate public offering price of the Securities as determined by this Agreement.

The relative fault of the Company on the one hand and Wells Fargo Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Wells Fargo Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Wells Fargo Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, Wells Fargo Securities shall not be required to contribute any amount in excess of commissions received by it under this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Wells Fargo Securities, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wells Fargo Securities or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Wells Fargo Securities.

SECTION 13. Termination of Agreement.

(a)               Termination; General. Wells Fargo Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wells Fargo Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)               Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)               Termination by Wells Fargo Securities. Wells Fargo Securities shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)               Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through Wells Fargo Securities on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount.

(e)               Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)                Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wells Fargo Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)               Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 15 and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo Securities shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, fax no. (212) 214-5918, Attention of Equity Syndicate Department; notices to the Company shall be directed to the Company at 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, Attention: Bryan J. Lemmerman, Fax: (918) 513-4571.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that Wells Fargo Securities is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Wells Fargo Securities of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that Wells Fargo Securities is a Covered Entity or a BHC Act Affiliate of Wells Fargo Securities becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Wells Fargo Securities are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon Wells Fargo Securities, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Wells Fargo Securities, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wells Fargo Securities, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Wells Fargo Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 18. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Existing Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 among the Company, Wells Fargo Bank, N.A., as administrative agent, and the other parties thereto, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Existing Indentures” means the Indenture dated as of March 18, 2015 between the Company, Garden City Minerals, LLC, Laredo Midstream Services, LLC and Wells Fargo Bank, N.A., as trustee, as supplemented by the Third Supplemental Indenture dated as of January 24, 2020 between the Company, Garden City Minerals, LLC, Laredo Midstream Services, LLC and Wells Fargo Bank, N.A., as trustee, as amended, supplemented or restated, if applicable, and the Fourth Supplemental Indenture dated as of January 24, 2020 between the Company, Garden City Minerals, LLC, Laredo Midstream Services, LLC and Wells Fargo Bank, N.A., as trustee, as amended, supplemented or restated, if applicable, including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to Wells Fargo Securities for use in connection with the offering of the Securities.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Ryder Scott” means Ryder Scott Company, L.P., who has acted as Independent Reserve Engineers and prepared the reserve reports and estimates of proved reserves disclosed in the Registration Statement and the Prospectus.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Wells Fargo Securities outside of the United States.

SECTION 22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Wells Fargo Securities, and Wells Fargo Securities represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Wells Fargo Securities or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)               Wells Fargo Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Wells Fargo Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wells Fargo Securities has advised or is advising the Company on other matters, and Wells Fargo Securities has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)               the public offering price of the Securities sold pursuant to this Agreement was not established by Wells Fargo Securities;

(c)               it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)               Wells Fargo Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)               it is aware that Wells Fargo Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Wells Fargo Securities has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)                it waives, to the fullest extent permitted by law, any claims it may have against Wells Fargo Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wells Fargo Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities and the Company in accordance with its terms.

Very truly yours,

LAREDO PETROLEUM, INC.

By:	/s/ Bryan Lemmerman
Name:	Bryan Lemmerman
Title:	Senior Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Brandon Defrehn
Authorized Signatory

Signature Page to Equity Distribution Agreement

Exhibit A

FORM OF PLACEMENT NOTICE

From:	[	]

Cc:	[	]

To:	[	]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Laredo Petroleum, Inc. (the “Company”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) dated February 23, 2021 (the “Agreement”), I hereby request on behalf of the Company that Wells Fargo Securities sell up to [ ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[ ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY WELLS FARGO SECURITIES, AND/OR THE CAPACITY IN WHICH WELLS FARGO SECURITIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Exhibit C

COMPENSATION

Wells Fargo Securities shall be paid compensation equal to 2.5% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

Exhibit D

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Managing Member
Laredo Midstream Services, LLC Garden City Minerals, LLC	DE DE	Limited Liability Company Limited Liability Company	Laredo Petroleum, Inc. Laredo Petroleum, Inc.
MATERIAL SUBSIDIARIES OF THE COMPANY
Laredo Midstream Services, LLC Garden City Minerals, LLC	DE DE	Limited Liability Company Limited Liability Company	Laredo Petroleum, Inc. Laredo Petroleum, Inc.

Exhibit E

FORM OF OPINION OF COUNSEL TO THE COMPANY

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation.

2.	The Company has the corporate power and authority to execute and deliver the Equity Distribution Agreement and perform its obligations under the Equity Distribution Agreement.

3.	(a) As of the Commencement Date, the authorized capital stock of the Company consists of 22,500,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share.

(b) The Common Stock conforms in all material respects as to legal matters to the description thereof set forth in the Prospectus under the caption “Description of Capital Stock.”

4.	The Shares have been duly authorized and, when any Shares have been issued and delivered by the Company to the Sales Agent against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by and in accordance with the Equity Distribution Agreement and the Offering Resolutions, such Shares will have been validly issued, will be fully paid and nonassessable and will not have been issued in violation of (a) any preemptive rights, resale rights, rights of first refusal or similar rights, (b) any outstanding options or warrants to purchase any equity securities of the Company, (c) any other agreement or obligation to issue any equity securities of the Company, or (d) any rights to convert any securities into or exchange or exercise any securities for any equity interest in the Company, in the case of clause (a), (b), (c) and (d), pursuant to or under the Constitutive Documents, any Material Agreement or any statute, rule or regulation of any Included Law (as defined below). Except as described in the Registration Statement and the Prospectus or previously waived or extinguished on or prior to the date hereof, there are no restrictions upon the voting or transfer of the Shares under the Constitutive Documents or under any Material Agreement.

5.	The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Shares under the Constitutive Documents, the General Corporation Law of the State of Delaware or any of the Material Agreements.

6.	The execution and delivery of the Equity Distribution Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

7.	The Equity Distribution Agreement has been duly and validly executed and delivered by the Company.

8.	The offering, issuance and sale of the Shares by the Company pursuant to the Equity Distribution Agreement and the execution and delivery of the Equity Distribution Agreement by the Company do not, and the performance by the Company of its obligations under the Equity Distribution Agreement will not, (a) result in a violation of the Constitutive Documents, (b) result in the violation of any statute, rule or regulation under any Included Law, (c) result in any violation of any order, writ, judgment or decree under any Included Law of any New York, Delaware or Federal governmental authority or regulatory body applicable to the Company or its assets or properties listed on Exhibit D hereto or (d) breach or result in a default, or result in the creation or imposition of any lien upon any property of the Company (other than any lien securing the Credit Agreement), under any Material Agreement.

9.	No Person has the right, which has not been waived, under any of the Constitutive Documents or Material Agreements to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement or any related prospectus forming part of the Registration Statement.

10.	No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the offering, issuance and sale of the Shares by the Company pursuant to the Equity Distribution Agreement, the due execution and delivery of the Equity Distribution Agreement by the Company and the performance by the Company of its obligations thereunder, except for (a) routine Filings necessary in connection with the conduct of the business of the Company, (b) such other Filings as have been obtained or made and(c) Filings under Federal and state securities Laws as required by the Equity Distribution Agreement.

11.	The statements in the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein. The statements in the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to summarize provisions of any statute, rule or regulation of or under any Included Law referred to therein, fairly summarize such statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein.

12.	The statements in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations For Non-U.S. Holders of Shares of Our Common Stock,” insofar as such statements constitute a summary of the United States Federal tax laws referred to therein, as of the date of the Prospectus, in all material respects, are accurate and fairly summarize the United States Federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

13.	The Company is not and, after giving effect to the offering and sale of the Shares contemplated by the Equity Distribution Agreement and the application of the net proceeds from the sale of the Shares as described in the Prospectus, will not be, required to register as an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended.

14.	The Registration Statement was automatically effective under the Securities Act on March 21, 2019. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The Prospectus Supplement has been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by such Rule.

Exhibit F

FORM OF OPINION OF GENERAL COUNSEL

1.	The Company has been duly incorporated as a corporation, and is validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its organization. Laredo Midstream has been duly formed as a limited liability company, and is validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its organization. GCM has been duly formed as a limited liability company, and is validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its organization.

2.	The Company is duly qualified and in good standing as a foreign corporation in the State of Oklahoma under the laws of the State of Oklahoma and is duly qualified and has the right to transact business as a foreign corporation in the State of Texas under the laws of the State of Texas.

3.	Laredo Midstream is duly qualified and in good standing as a foreign limited liability company in the State of Oklahoma under the laws of the State of Oklahoma and is duly qualified and has the right to transact business as a foreign limited liability company in the State of Texas under the laws of the State of Texas.

4.	GCM is duly qualified and in good standing as a foreign limited liability company in the State of Oklahoma under the laws of the State of Oklahoma and is duly qualified and has the right to transact business as a foreign limited liability company in the State of Texas under the laws of the State of Texas.

5.	Each of the Subsidiaries has the limited liability company power and authority to own and hold its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus.

6.	The Company has the corporate power and authority to execute and deliver the Equity Distribution Agreement and to perform its obligations thereunder, and has the corporate power and authority to own and hold its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus.

7.	The offering, issuance and sale of the Shares by the Company pursuant to the Equity Distribution Agreement and the execution and delivery by the Company of the Equity Distribution Agreement do not, and the performance by the Company of its obligations thereunder will not, (a) result in a violation of the Governing Documents of the Company or any of the Subsidiaries, (b) result in any violation by the Company of any statute, rule or regulation under any Included Law applicable to the Company, or (c) result in any violation of any order, writ, judgment or decree known to me after due inquiry.

8.	As of the date hereof, immediately prior to the issuance of the Shares, there were 12,019,176 shares of Common Stock issued and outstanding, all of which had been duly and validly authorized and issued and were fully paid and non-assessable and had not been issued in violation of (a) any preemptive rights, resale rights, rights of first refusal or similar rights, (b) any outstanding options or warrants to purchase any equity securities of the Company, (c) any other agreement or obligation to issue any equity securities of the Company, or (d) any rights to convert any securities into or exchange or exercise any securities for any equity interest in the Company, in the case of clause (a), (b), (c) and (d), pursuant to or under the Governing Documents of the Company, any Material Agreement or any statute, rule or regulation of any Included Law.

9.	(a) The Company owns of record 100% of the issued and outstanding membership interests in Laredo Midstream, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “UCC”) naming the Company as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than those Liens that are (i) created under the Limited Liability Company Act of the State of Delaware, (ii) created pursuant to the Company’s Fifth Amended and Restated Credit Agreement, as amended to the date hereof, and described on Exhibit C hereto (as so amended, the “Credit Agreement”), (iii) created by the Governing Documents of Laredo Midstream, or (iv) disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Governing Documents of Laredo Midstream and are fully paid (to the extent required under the Governing Documents of Laredo Midstream) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Limited Liability Company Act of the State of Delaware).

(b) The Company owns of record 100% of the issued and outstanding membership interests in GCM, free and clear of all Liens in respect of which a financing statement under the UCC naming the Company as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than those Liens that are (i) created under the Limited Liability Company Act of the State of Delaware, (ii) created pursuant to the Credit Agreement, (iii) created by the Governing Documents of GCM, or (iv) disclosed in the Prospectus. Such membership interests have been duly authorized and validly issued in accordance with the Governing Documents of GCM and are fully paid (to the extent required under the Governing Documents of GCM) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Limited Liability Company Act of the State of Delaware).

10.	(a) Except as disclosed in the Registration Statement and the Prospectus, there are, to my knowledge after due inquiry, no actions, suits or proceedings pending or threatened in writing against the Company, before any court or arbitrator(s) or by or before any administrative agency or government authority, which, if determined adversely to the Company, could reasonably be expected to (i) have a Material Adverse Effect, (ii) call into question the validity or enforceability of the Equity Distribution Agreement, or (iii) materially and adversely affect the ability of the Company to perform its obligations under the Equity Distribution Agreement.

(b) Except as disclosed in the Registration Statement and the Prospectus, there are, to my knowledge after due inquiry, no actions, suits or proceedings pending or threatened in writing against Laredo Midstream before any court or arbitrator(s) or by or before any administrative agency or government authority, which, if determined adversely to Laredo Midstream, could reasonably be expected to have a Material Adverse Effect.

(c) Except as disclosed in the Registration Statement and the Prospectus, there are, to my knowledge after due inquiry, no actions, suits or proceedings pending or threatened in writing against GCM, before any court or arbitrator(s) or by or before any administrative agency or government authority, which, if determined adversely to GCM, could reasonably be expected to have a Material Adverse Effect.

Exhibit G

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [      ], of Laredo Petroleum, Inc. (the “Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(p) of the Equity Distribution Agreement dated February 23, 2021 (the “Agreement”) between the Company and Wells Fargo Securities, LLC, that to the knowledge of the undersigned:

a.	The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

b.	The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Wells Fargo Securities, LLC).

Exhibit H

ISSUER FREE WRITING PROSPECTUSES

None.